EXHIBIT 21.1

SUBSIDIARIES OF POWERWAVE TECHNOLOGIES, INC.

Name of subsidiary (jurisdiction of incorporation)

Powerwave Technologies Singapore Pte. Ltd. (Singapore)

Powerwave Services, Inc. (Delaware)

Powerwave Europe, Inc. (Delaware)

Powerwave UK Limited (UK)

Powerwave Technologies Canada, Ltd. (Canada)

Powerwave Technologies France SAS (France)

P-Wave, Ltd. (Israel)

Powerwave Technologies Hong Kong, Ltd. (Hong Kong)

Powerwave Technologies (Suzhou) Co., Ltd. (China)

Milcom International, Incorporated

Milcom International Ltd.

Powerwave Finland OY (Finland)

Powerwave Technologies Sweden Holdings AB (Sweden)

LGP Allgon Holding AB (Sweden)

Powerwave Sweden AB (Sweden)

Allgon Systems AB (Sweden)

Allgon Innovation AB (Sweden)

Powerwave Technologies (Wuxi) Co. Ltd. (China)

Allgon Systems Ltd. (UK)

LGP Allgon OY (Finland)

Powerwave Corporation Ltd. (Hong Kong)

Powerwave Enterprises, Inc. (Texas)

Powerwave Enterprises LLC (Delaware)

Powerwave Ltd. (Texas Limited Partership)

Powerwave Technologies Brazil Comercio de Equipmentos de telecommuicoces Ltda. (Brazil)

Allgon Telecom Ltda (Argentina)

Allgon Telecom K.K. (Japan)

Allgon International AB (Sweden)

Powerwave Technologies Sweden AB (Sweden)

Powerwave Technologies Germany GmbH (Germany)

LGP Telecom Ltda. (Brazil)

Powerwave Technologies UK, Ltd. (UK)

Powerwave Singapore Pte Ltd. (Singapore)

Powerwave Technologies Pty Ltd. (Australia)

LGP Telecom Shanghai Ltd. (China)

Powerwave Technologies Estonia OÜ (Estonia)

Arkivator Falkoping AB (Sweden)

MG Instruments AB (Sweden)

KB IR Falevi (Sweden limited liability company)

REMEC International Holdings SRL (Barbados)

RMPI LLC (California)

REMEC Manufacturing Philippines, Inc. (Philippines)

Microwave Ventures, Inc. (Philippines)

REMEC Mersum Oy (Finland)

REMEC Finland Oy (Finland)

REMEC Oy (Finland)

REMEC Inc. SRL (Costa Rica)

REMEC China Holdings SRL (Barbados)

REMEC Wireless Telecommunications (Shanghai) Co., Ltd. (China)

REMEC International, Inc. (Barbados)

REMEC Wireless Systems, Inc. (Delaware)

Powerwave Wireless, Inc. (Delaware)